CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Intercardia, Inc. on Form S-8 (File No. 333-12923) of our report dated November 6, 1996, except as to the information presented in Note L for which the date is December 19, 1996, on our audits of the financial statements of Intercardia, Inc. as of September 30, 1995 and September 30, 1996 and for the period from inception (March 15, 1994) to September 30, 1994 and for the years ended September 30, 1995 and 1996, which report is included in this Annual Report on Form 10-K.

(Signature of Coopers & Lybrand L.L.P.)

Raleigh, North Carolina
December 19, 1996

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CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Intercardia, Inc. on Form S-8 (File No. 333-12923) of our report dated December 22, 1995, on our audits of the financial statements of CPEC, Inc. for the years ended May 31, 1993 and 1994 and the period from June 1, 1994 to september 26, 1994, which report is included in this Annual Report on Form 10-K.

(Signature of Coopers & Lybrand L.L.P.)

San Jose, California
December 19, 1996

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